Exhibit 99.1

News Release	Tuesday, July 16, 2019
Wells Fargo Reports $6.2 Billion in Quarterly Net Income; Diluted EPS of $1.30

•	Financial results:

◦	Net income of $6.2 billion, compared with $5.2 billion in second quarter 2018

◦	Diluted earnings per share (EPS) of $1.30, compared with $0.98

◦	Revenue of $21.6 billion

•	Net interest income of $12.1 billion, down $446 million

•	Noninterest income of $9.5 billion, up $477 million

◦	Noninterest expense of $13.4 billion, down $533 million

◦	Average deposits of $1.3 trillion, down $2.4 billion

◦	Average loans of $947.5 billion, up $3.4 billion

◦	Return on assets (ROA) of 1.31%, return on equity (ROE) of 13.26%, and return on average tangible common equity (ROTCE) of 15.78%[1]

▪	Credit quality:

◦	Provision expense of $503 million, up $51 million from second quarter 2018

•	Net charge-offs of $653 million, up $51 million

▪	Net charge-offs of 0.28% of average loans (annualized), up from 0.26%

•	Reserve release[2] of $150 million, equal to the amount released in second quarter 2018

◦	Nonaccrual loans of $5.9 billion, down $1.2 billion, or 17%

▪	Strong capital position while returning more capital to shareholders:

◦	Returned $6.1 billion to shareholders through common stock dividends and net share repurchases, up 52% from $4.0 billion in second quarter 2018

◦	Common Equity Tier 1 ratio (fully phased-in) of 12.0%[3], which continued to exceed both the regulatory minimum of 9% and our current internal target of 10%

◦	Received a non-objection to the Company's 2019 Capital Plan submission from the Federal Reserve

•
As part of the plan, the Company expects to increase its third quarter 2019 common stock dividend to $0.51 per share from $0.45 per share, subject to approval by the Company's Board of Directors. The plan also includes up to $23.1 billion of gross common stock repurchases, subject to management discretion, for the four-quarter period from third quarter 2019 through second quarter 2020.

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
3 See table on page 37 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
Earnings
Diluted earnings per common share	$1.30	1.20	0.98
Wells Fargo net income (in billions)	6.21	5.86	5.19
Return on assets (ROA)	1.31%	1.26	1.10
Return on equity (ROE)	13.26	12.71	10.60
Return on average tangible common equity (ROTCE) (a)	15.78	15.16	12.62
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.28%	0.30	0.26
Allowance for credit losses as a % of total loans	1.12	1.14	1.18
Allowance for credit losses as a % of annualized net charge-offs	405	384	460
Other
Revenue (in billions)	$21.6	21.6	21.6
Efficiency ratio (b)	62.3%	64.4	64.9
Average loans (in billions)	$947.5	950.0	944.1
Average deposits (in billions)	1,269.0	1,262.1	1,271.3
Net interest margin	2.82%	2.91	2.93

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $6.2 billion, or $1.30 per diluted common share, for second quarter 2019, compared with $5.2 billion, or $0.98 per share, for second quarter 2018, and $5.9 billion, or $1.20 per share, for first quarter 2019.
Interim Chief Executive Officer Allen Parker said, “In second quarter 2019, we recorded strong earnings and continued to make progress on our top priorities: focusing on our customers and team members; meeting the expectations of our regulators; and continuing the important transformation of our Company. The commitment of our team members to provide outstanding customer service was reflected in higher customer experience survey scores from our branches, continued growth in primary consumer checking customers, and an increase in referred investment assets as a result of the partnership between our Wealth and Investment Management team and our Community Banking team. During the second quarter, we formed a new Strategic Execution and Operations Office that will focus on achieving operational excellence across our businesses to enable us to execute more effectively on our regulatory priorities and further drive our transformation. Finally, our recent CCAR results demonstrated the strength of our diversified business model, our strong capital position, our sound financial risk management, and our commitment to return excess capital to our shareholders in a prudent manner. I’m confident that all our stakeholders will benefit from the transformational changes we are implementing as we work to build the most customer-focused, efficient, and innovative Wells Fargo ever.”
Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $6.2 billion of net income in the second quarter and diluted earnings per share of $1.30. We grew period-end loans and deposits, as well as pre-tax pre-provision profit, compared with the first quarter and a year ago. Our credit quality remained solid with net charge-offs near historic lows. Additionally, our strong capital position was reflected in our 2019 Capital Plan, which includes an increase in our quarterly common stock dividend rate in third quarter 2019 to $0.51 per share from

$0.45 per share, subject to board approval, as well as up to $23.1 billion of gross common stock repurchases during the four-quarter period beginning in third quarter 2019. ”
Net Interest Income
Net interest income in the second quarter was $12.1 billion, down $216 million from first quarter 2019, driven by balance sheet mix and repricing, including the impacts of higher deposit costs and the lower interest rate environment, as well as higher mortgage-backed securities (MBS) premium amortization, partially offset by the benefit of one additional day in the quarter.
The net interest margin was 2.82%, down 9 basis points from the prior quarter due to balance sheet mix and repricing, including the impacts of higher deposit costs and the lower interest rate environment, as well as higher MBS premium amortization.
Noninterest Income
Noninterest income in the second quarter was $9.5 billion, up $191 million from first quarter 2019. Second quarter noninterest income included higher trust and investment fees, other income, services charges on deposit accounts, and card fees, partially offset by lower market sensitive revenue4.

•
Service charges on deposit accounts were $1.2 billion, up from $1.1 billion in first quarter 2019, due to seasonally lower fees and higher fee waivers in the first quarter, as well as higher treasury management fees in the second quarter.

•
Trust and investment fees were $3.6 billion, up from $3.4 billion in first quarter 2019, driven by higher asset-based fees on retail brokerage advisory assets reflecting higher market valuations at March 31, 2019, and higher investment banking fees on increased debt and equity underwriting.

•	Card fees were $1.0 billion, up from a seasonally lower first quarter of $944 million.

•
Mortgage banking income was $758 million, up from $708 million in first quarter 2019. Net mortgage servicing income was $277 million, down from $364 million in the first quarter primarily due to the impact of lower interest rates including higher loan payoffs. The production margin on residential held-for-sale mortgage loan originations[5] decreased to 0.98% from 1.05% in the first quarter. Residential held-for-sale mortgage loan originations increased in the second quarter to $33 billion from $22 billion in the first quarter, primarily due to seasonality, as well as lower mortgage loan interest rates in the second quarter.

•
Market sensitive revenue[4] was $871 million, down from $1.3 billion in first quarter 2019, and included lower net gains from equity securities driven by a $258 million decrease in deferred compensation plan investment results in the second quarter (largely offset by lower employee benefits expense). Net gains from trading activities decreased $128 million compared with the prior quarter, driven by lower credit trading results. Net gains from debt securities decreased $105 million compared with the prior quarter, which included gains related to the sale of non-agency residential mortgage-backed securities.

•	Other income was $744 million and included a $721 million gain from the sale of $1.9 billion of Pick-a-Pay purchased credit-impaired (PCI) loans.
4 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the “Selected Five Quarter Residential Mortgage Production Data” table on page 42 for more information.

Noninterest Expense
Noninterest expense in the second quarter declined $467 million from the prior quarter to $13.4 billion, predominantly due to a decline in employee benefits expense and incentive compensation expense, which were seasonally elevated in the first quarter, as well as a $243 million decrease in deferred compensation expense (largely offset by lower net gains from equity securities). These decreases were partially offset by higher outside professional and contract services, salary, and advertising and promotion expense. The efficiency ratio was 62.3% in second quarter 2019, compared with 64.4% in the first quarter.

Income Taxes
The Company’s effective income tax rate was 17.3% for second quarter 2019. The effective income tax rate in first quarter 2019 was 13.1% and included net discrete income tax benefits of $297 million related mostly to the results of U.S. federal and state income tax examinations and the accounting for stock compensation activity. The Company currently expects the effective income tax rate for the remainder of 2019 to be approximately 18%, excluding the impact of any unanticipated discrete items.
Loans
Average loans were $947.5 billion in the second quarter, down $2.6 billion from the first quarter. Period-end loan balances were $949.9 billion at June 30, 2019, up $1.6 billion from March 31, 2019. Commercial loans were flat compared with March 31, 2019. Consumer loans increased $1.6 billion from the prior quarter, reflecting the following:

•
Real estate 1-4 family first mortgage loans increased $1.9 billion, as $19.8 billion of held-for-investment mortgage loan originations were partially offset by paydowns, the sale of $1.9 billion of Pick-a-Pay PCI loans, and the reclassification of $1.8 billion of mortgage loans to held for sale

•	Real estate 1-4 family junior lien mortgage loans decreased $1.0 billion, as paydowns continued to exceed originations

•	Credit card loans increased $541 million, up from a seasonally lower first quarter

•	Automobile loans increased $751 million, as originations of $6.3 billion outpaced paydowns, resulting in linked-quarter growth for the first time since third quarter 2016
Period-End Loan Balances

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Commercial	$512,245	512,226	513,405	501,886	503,105
Consumer	437,633	436,023	439,705	440,414	441,160
Total loans	$949,878	948,249	953,110	942,300	944,265
Change from prior quarter	$1,629	(4,861)	10,810	(1,965)	(3,043)

Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Period-end debt securities were $482.1 billion at June 30, 2019, down $1.4 billion from the first quarter, predominantly due to a net decrease in available-for-sale debt securities. Debt securities purchases of approximately $15.9 billion, predominantly federal agency MBS in the available-for-sale portfolio, were more than offset by runoff and sales.

Net unrealized gains on available-for-sale debt securities were $2.5 billion at June 30, 2019, compared with $853 million at March 31, 2019, primarily due to lower long-term interest rates in the second quarter.
Period-end equity securities, which include marketable and non-marketable equity securities, as well as equity securities held for trading, were $61.5 billion at June 30, 2019, up $3.1 billion from the first quarter.
Deposits
Total average deposits for second quarter 2019 were $1.3 trillion, up $6.9 billion from the prior quarter primarily due to higher retail banking deposits reflecting increased promotional activity, partially offset by lower Wealth and Investment Management deposits. The average deposit cost for second quarter 2019 was 70 basis points, up 5 basis points from the prior quarter and 30 basis points from a year ago.
Capital
The Company's Common Equity Tier 1 ratio (fully phased-in) was 12.0%3 and continued to exceed both the regulatory minimum of 9% and our current internal target of 10%. In second quarter 2019, the Company repurchased 104.9 million shares of its common stock, which, net of issuances, reduced period-end common shares outstanding by 92.4 million. The Company paid a quarterly common stock dividend of $0.45 per share.
In June 2019, the Company received a non-objection to its 2019 Capital Plan from the Federal Reserve. As part of the plan, the Company expects to increase its third quarter 2019 common stock dividend to $0.51 per share, subject to approval by the Company's Board of Directors. The plan also includes up to $23.1 billion of gross common stock repurchases, subject to management discretion, for the four-quarter period from third quarter 2019 through second quarter 2020. In addition, the Company may consider redemptions or repurchases of other capital securities as part of the plan.
As of June 30, 2019, our eligible external total loss absorbing capacity (TLAC) as a percentage of total risk-weighted assets was 24.1%6, compared with the required minimum of 22.0%.
6 The TLAC ratio is a preliminary estimate.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate in the second quarter was 0.28% (annualized), down from 0.30% in the prior quarter, and up from 0.26% a year ago. Commercial and consumer losses were 0.13% and 0.45%, respectively. Total credit losses were $653 million in second quarter 2019, down $42 million from first quarter 2019. Commercial losses increased $20 million, while consumer losses decreased $62 million primarily due to lower automobile losses.
Net Loan Charge-Offs

	Quarter ended
	June 30, 2019		March 31, 2019		June 30, 2018
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$159	0.18%	$133	0.15%	$58	0.07%
Real estate mortgage	4	0.01	6	0.02	—	—
Real estate construction	(2)	(0.04)	(2)	(0.04)	(6)	(0.09)
Lease financing	4	0.09	8	0.17	15	0.32
Total commercial	165	0.13	145	0.11	67	0.05
Consumer:
Real estate 1-4 family first mortgage	(30)	(0.04)	(12)	(0.02)	(23)	(0.03)
Real estate 1-4 family junior lien mortgage	(19)	(0.24)	(9)	(0.10)	(13)	(0.13)
Credit card	349	3.68	352	3.73	323	3.61
Automobile	52	0.46	91	0.82	113	0.93
Other revolving credit and installment	136	1.56	128	1.47	135	1.44
Total consumer	488	0.45	550	0.51	535	0.49
Total	$653	0.28%	$695	0.30%	$602	0.26%

(a)	Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized.

Nonperforming Assets
Nonperforming assets decreased $1.0 billion, or 14%, from first quarter 2019 to $6.3 billion. Nonaccrual loans decreased $983 million from first quarter 2019 to $5.9 billion. Commercial nonaccrual loans decreased $327 million driven by reductions in the commercial and industrial portfolio reflecting broad-based improvement across industry sectors. Consumer nonaccrual loans decreased $656 million driven by lower nonaccruals in the real estate 1-4 family first mortgage portfolio, which included a $373 million decline related to the reclassification of $1.8 billion of mortgage loans to held for sale.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2019		March 31, 2019		June 30, 2018
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,634	0.47%	$1,986	0.57%	$1,559	0.46%
Real estate mortgage	737	0.60	699	0.57	765	0.62
Real estate construction	36	0.17	36	0.16	51	0.22
Lease financing	63	0.33	76	0.40	80	0.41
Total commercial	2,470	0.48	2,797	0.55	2,455	0.49
Consumer:
Real estate 1-4 family first mortgage	2,425	0.85	3,026	1.06	3,469	1.23
Real estate 1-4 family junior lien mortgage	868	2.71	916	2.77	1,029	2.82
Automobile	115	0.25	116	0.26	119	0.25
Other revolving credit and installment	44	0.13	50	0.14	54	0.14
Total consumer	3,452	0.79	4,108	0.94	4,671	1.06
Total nonaccrual loans (a)	5,922	0.62	6,905	0.73	7,126	0.75
Foreclosed assets:
Government insured/guaranteed	68		75		90
Non-government insured/guaranteed	309		361		409
Total foreclosed assets	377		436		499
Total nonperforming assets	$6,299	0.66%	$7,341	0.77%	$7,625	0.81%
Change from prior quarter:
Total nonaccrual loans (a)	$(983)		$409		$(213)
Total nonperforming assets	(1,042)		394		(285)

(a)
Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale (MLHFS), loans held for sale (LHFS) and loans held at fair value. For additional information, see the “Five Quarter Nonperforming Assets” table on page 33.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $10.6 billion at June 30, 2019, down $218 million from March 31, 2019. Second quarter 2019 included a $150 million reserve release2 primarily driven by strong overall credit portfolio performance. The allowance coverage for total loans was 1.12%, compared with 1.14% in first quarter 2019. The allowance covered 4.0 times annualized second quarter net charge-offs, compared with 3.8 times in the prior quarter. The allowance coverage for nonaccrual loans was 179% at June 30, 2019, compared with 157% at March 31, 2019.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
Community Banking	$3,147	2,823	2,496
Wholesale Banking	2,789	2,770	2,635
Wealth and Investment Management	602	577	445
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations (including funds transfer pricing, capital, liquidity and certain corporate expenses) in support of the other operating segments and results of investments in our affiliated venture capital and private equity partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
Total revenue	$11,805	11,750	11,806
Provision for credit losses	479	710	484
Noninterest expense	7,212	7,689	7,290
Segment net income	3,147	2,823	2,496
(in billions)
Average loans	457.7	458.2	463.8
Average assets	1,024.8	1,015.4	1,034.3
Average deposits	777.6	765.6	760.6
Second Quarter 2019 vs. First Quarter 2019

•	Net income of $3.1 billion, up $324 million, or 11%

•
Revenue was $11.8 billion, flat compared with the prior quarter, as higher service charges on deposit accounts, card fees, and other income were predominantly offset by lower net interest income, and lower market sensitive revenue[4] reflecting lower deferred compensation plan investment results (largely offset by lower employee benefits expense)

•
Noninterest expense of $7.2 billion decreased $477 million, or 6%, predominantly driven by lower personnel expense, which was seasonally elevated in the first quarter, as well as lower deferred compensation expense (largely offset by lower net gains from equity securities), partially offset by higher advertising and promotion expense

•	Provision for credit losses decreased $231 million, primarily due to credit improvement in the automobile and consumer real estate portfolios
Second Quarter 2019 vs. Second Quarter 2018

•	Net income was up $651 million, or 26%, driven by net discrete tax expense of $481 million in second quarter 2018

•	Revenue was flat compared with a year ago, as lower net interest income was offset by higher gains from sales of Pick-a-Pay PCI loans and higher service charges on deposit accounts

•
Noninterest expense decreased $78 million, or 1%, driven by lower core deposit and other intangibles amortization, FDIC expense, and operating losses, partially offset by higher personnel, equipment, and advertising and promotion expense

Business Metrics and Highlights

•
Primary consumer checking customers[7],[8] of 24.3 million, up 1.3% from a year ago. The sale of 52 branches and $1.8 billion of deposits which closed in fourth quarter 2018 reduced the growth rate by 0.4%

•
Branch customer experience surveys completed during second quarter 2019 reflected higher scores from the previous quarter, with both ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores reaching their highest level in more than three years

•	Debit card point-of-sale purchase volume[9] of $93.2 billion in the second quarter, up 6% year-over-year

•	General purpose credit card point-of-sale purchase volume of $20.4 billion in the second quarter, up 6% year-over-year

•	30.0 million digital (online and mobile) active customers, including 23.7 million mobile active customers8, [10]

•	5,442 retail bank branches as of the end of second quarter 2019, reflecting 78 branch consolidations in the first half of 2019

•	Home Lending

◦	Originations of $53 billion, up from $33 billion in the prior quarter, primarily due to seasonality, as well as lower mortgage loan interest rates

▪	Originations of loans held-for-sale and loans held-for-investment were $33 billion and $20 billion, respectively

▪	Production margin on residential held-for-sale mortgage loan originations[5] of 0.98%, down from 1.05% in the prior quarter

◦	Applications of $90 billion, up from $64 billion in the prior quarter, driven primarily by seasonality, as well as lower mortgage loan interest rates

◦	Unclosed application pipeline of $44 billion at quarter end, up from $32 billion at March 31, 2019, driven primarily by seasonality, as well as lower mortgage loan interest rates

•	Automobile originations of $6.3 billion in the second quarter, up 43% from the prior year, reflecting our focus on growing auto loans following the restructuring of the business

•
For the third year in a row, Wells Fargo was #1 in Nilson's annual ranking of the top 50 U.S. debit card issuers, receiving the top ranking by both purchase volume and number of transactions (April 2019)

7 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
8 Data as of May 2019, comparisons with May 2018.
9 Combined consumer and business debit card purchase volume dollars.
10 Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Commercial Banking, Commercial Real Estate, Corporate and Investment Banking, Credit Investment Portfolio, Treasury Management, and Commercial Capital.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
Total revenue	$7,065	7,111	7,197
Provision (reversal of provision) for credit losses	28	134	(36)
Noninterest expense	3,882	3,838	4,219
Segment net income	2,789	2,770	2,635
(in billions)
Average loans	474.0	476.4	464.7
Average assets	852.2	844.5	826.4
Average deposits	410.4	409.8	414.0
Second Quarter 2019 vs. First Quarter 2019

•	Net income of $2.8 billion, up $19 million, or 1%

•
Revenue of $7.1 billion decreased $46 million, or 1%, driven by lower market sensitive revenue[4], partially offset by higher investment banking fees, mortgage banking fees, commercial real estate brokerage fees, and treasury management fees

•
Noninterest expense of $3.9 billion increased $44 million, or 1%, reflecting higher regulatory, risk, and technology expense, partially offset by lower personnel expense, which was seasonally elevated in the first quarter

•	Provision for credit losses decreased $106 million, driven by lower nonaccrual loans and improvement in overall credit quality
Second Quarter 2019 vs. Second Quarter 2018

•	Net income increased $154 million, or 6%

•	Revenue decreased $132 million, or 2%, largely due to lower net interest income and treasury management fees, partially offset by higher market sensitive revenue[4] and mortgage banking fees

•
Noninterest expense decreased $337 million, or 8%, on lower operating losses, FDIC expense, and core deposit and other intangibles amortization, partially offset by higher regulatory, risk, and technology expense

•	Provision for credit losses increased $64 million, reflecting higher loan losses and lower recoveries in second quarter 2019
Business Metrics and Highlights

•	Commercial card spend volume[11] of $8.7 billion, up 6% from the prior year on increased transaction volumes, and up 3% compared with first quarter 2019

•	U.S. investment banking market share of 3.5% year-to-date 2019[12], compared with 3.3% year-to-date 2018[12]
11 Includes commercial card volume for the entire company.
12 Year-to-date through June. Source: Dealogic U.S. investment banking fee market share.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
Total revenue	$4,050	4,079	3,951
Provision (reversal of provision) for credit losses	(1)	4	(2)
Noninterest expense	3,246	3,303	3,361
Segment net income	602	577	445
(in billions)
Average loans	75.0	74.4	74.7
Average assets	83.8	83.2	84.0
Average deposits	143.5	153.2	167.1
Second Quarter 2019 vs. First Quarter 2019

•	Net income of $602 million, up $25 million, or 4%

•
Revenue of $4.1 billion decreased $29 million, or 1%, mostly due to lower net gains from equity securities on lower deferred compensation plan investment results of $97 million (largely offset by lower employee benefits expense), and lower net interest income, partially offset by higher trust and investment fees, up 5% driven by higher asset-based fees

•
Noninterest expense of $3.2 billion decreased $57 million, or 2%, primarily driven by lower personnel expense, which was seasonally higher in the first quarter, and lower employee benefits expense from deferred compensation plan expense of $95 million (largely offset by lower net gains from equity securities), partially offset by higher broker commissions

Second Quarter 2019 vs. Second Quarter 2018

•	Net income up $157 million, or 35%

•
Revenue increased $99 million, or 3%, primarily driven by higher net gains from equity securities primarily on lower other-than-temporary impairment compared with second quarter 2018 which included an impairment of $214 million related to the sale of Wells Fargo Asset Management's (WFAM) ownership stake in The Rock Creek Group, LP (RockCreek), partially offset by lower net interest income and asset-based fees

•	Noninterest expense decreased $115 million, or 3%, primarily due to lower operating losses and core deposit and other intangibles amortization, partially offset by higher personnel expense

Business Metrics and Highlights
Total WIM Segment

•	WIM total client assets of $1.9 trillion, down 1% from a year ago

•	Average loan balances were flat compared with a year ago

•
Second quarter 2019 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) up 1% compared with second quarter 2018, reaching their highest quarterly amount in two years

Retail Brokerage

•	Client assets of $1.6 trillion, flat compared with the prior year

•	Advisory assets of $561 billion, up 3% from the prior year, driven primarily by higher market valuations, partially offset by net outflows
Wealth Management

•	Client assets of $231 billion, down 3% from the prior year, driven primarily by net outflows, partially offset by higher market valuations
Asset Management

•
Total assets under management (AUM) of $495 billion, flat compared with the prior year, as higher market valuations and money market fund net inflows were offset by equity and fixed income net outflows, as well as the sale of WFAM's ownership stake in RockCreek and removal of the associated AUM

Retirement

•	IRA assets of $414 billion, up 3% from the prior year

•	Institutional Retirement plan assets of $388 billion, flat compared with the prior year

•	On July 1, 2019, we closed the previously announced sale of our Institutional Retirement and Trust business

Conference Call
The Company will host a live conference call on Tuesday, July 16, at 7:00 a.m. PT (10:00 a.m. ET). You may listen to the call by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~5890548.

A replay of the conference call will be available beginning at 11:00 a.m. PT (2:00 p.m. ET) on Tuesday, July 16 through Tuesday, July 30. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #5890548. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~5890548.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•
developments in our mortgage banking business, including the extent of the success of our mortgage loan modification efforts, the amount of mortgage loan repurchase demands that we receive, any negative effects relating to our mortgage servicing, loan modification or foreclosure practices, and the effects of regulatory or judicial requirements or guidance impacting our mortgage banking business and any changes in industry standards;

•
our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,600 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 32 countries and territories to support customers who conduct business in the global economy. With approximately 263,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 29 on Fortune’s 2019 rankings of America’s largest corporations.

Media
Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Jun 30, 2019 from		Six months ended
($ in millions, except per share amounts)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018	% Change
For the Period
Wells Fargo net income	$6,206	5,860	5,186	6%	20	$12,066	10,322	17%
Wells Fargo net income applicable to common stock	5,848	5,507	4,792	6	22	11,355	9,525	19
Diluted earnings per common share	1.30	1.20	0.98	8	33	2.50	1.94	29
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.31%	1.26	1.10	4	19	1.29%	1.10	17
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.26	12.71	10.60	4	25	12.99	10.59	23
Return on average tangible common equity (ROTCE)(1)	15.78	15.16	12.62	4	25	15.47	12.62	23
Efficiency ratio (2)	62.3	64.4	64.9	(3)	(4)	63.4	66.7	(5)
Total revenue	$21,584	21,609	21,553	—	—	$43,193	43,487	(1)
Pre-tax pre-provision profit (PTPP) (3)	8,135	7,693	7,571	6	7	15,828	14,463	9
Dividends declared per common share	0.45	0.45	0.39	—	15	0.90	0.78	15
Average common shares outstanding	4,469.4	4,551.5	4,865.8	(2)	(8)	4,510.2	4,875.7	(7)
Diluted average common shares outstanding	4,495.0	4,584.0	4,899.8	(2)	(8)	4,540.1	4,916.1	(8)
Average loans	$947,460	950,010	944,079	—	—	$948,728	947,532	—
Average assets	1,900,627	1,883,091	1,884,884	1	1	1,891,907	1,900,304	—
Average total deposits	1,268,979	1,262,062	1,271,339	1	—	1,265,539	1,284,187	(1)
Average consumer and small business banking deposits (4)	742,671	739,654	754,047	—	(2)	741,171	754,898	(2)
Net interest margin	2.82%	2.91	2.93	(3)	(4)	2.86%	2.89	(1)
At Period End
Debt securities	$482,067	483,467	475,495	—	1	$482,067	475,495	1
Loans	949,878	948,249	944,265	—	1	949,878	944,265	1
Allowance for loan losses	9,692	9,900	10,193	(2)	(5)	9,692	10,193	(5)
Goodwill	26,415	26,420	26,429	—	—	26,415	26,429	—
Equity securities	61,537	58,440	57,505	5	7	61,537	57,505	7
Assets	1,923,388	1,887,792	1,879,700	2	2	1,923,388	1,879,700	2
Deposits	1,288,426	1,264,013	1,268,864	2	2	1,288,426	1,268,864	2
Common stockholders' equity	177,235	176,025	181,386	1	(2)	177,235	181,386	(2)
Wells Fargo stockholders’ equity	199,042	197,832	205,188	1	(3)	199,042	205,188	(3)
Total equity	200,037	198,733	206,069	1	(3)	200,037	206,069	(3)
Tangible common equity (1)	148,864	147,723	152,580	1	(2)	148,864	152,580	(2)
Common shares outstanding	4,419.6	4,511.9	4,849.1	(2)	(9)	4,419.6	4,849.1	(9)
Book value per common share (5)	$40.10	39.01	37.41	3	7	$40.10	37.41	7
Tangible book value per common share (1)(5)	33.68	32.74	31.47	3	7	33.68	31.47	7
Team members (active, full-time equivalent)	262,800	262,100	264,500	—	(1)	262,800	264,500	(1)

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
For the Quarter
Wells Fargo net income	$6,206	5,860	6,064	6,007	5,186
Wells Fargo net income applicable to common stock	5,848	5,507	5,711	5,453	4,792
Diluted earnings per common share	1.30	1.20	1.21	1.13	0.98
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.31%	1.26	1.28	1.27	1.10
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.26	12.71	12.89	12.04	10.60
Return on average tangible common equity (ROTCE)(1)	15.78	15.16	15.39	14.33	12.62
Efficiency ratio (2)	62.3	64.4	63.6	62.7	64.9
Total revenue	$21,584	21,609	20,980	21,941	21,553
Pre-tax pre-provision profit (PTPP) (3)	8,135	7,693	7,641	8,178	7,571
Dividends declared per common share	0.45	0.45	0.43	0.43	0.39
Average common shares outstanding	4,469.4	4,551.5	4,665.8	4,784.0	4,865.8
Diluted average common shares outstanding	4,495.0	4,584.0	4,700.8	4,823.2	4,899.8
Average loans	$947,460	950,010	946,336	939,462	944,079
Average assets	1,900,627	1,883,091	1,879,047	1,876,283	1,884,884
Average total deposits	1,268,979	1,262,062	1,268,948	1,266,378	1,271,339
Average consumer and small business banking deposits (4)	742,671	739,654	736,295	743,503	754,047
Net interest margin	2.82%	2.91	2.94	2.94	2.93
At Quarter End
Debt securities	$482,067	483,467	484,689	472,283	475,495
Loans	949,878	948,249	953,110	942,300	944,265
Allowance for loan losses	9,692	9,900	9,775	10,021	10,193
Goodwill	26,415	26,420	26,418	26,425	26,429
Equity securities	61,537	58,440	55,148	61,755	57,505
Assets	1,923,388	1,887,792	1,895,883	1,872,981	1,879,700
Deposits	1,288,426	1,264,013	1,286,170	1,266,594	1,268,864
Common stockholders' equity	177,235	176,025	174,359	176,934	181,386
Wells Fargo stockholders’ equity	199,042	197,832	196,166	198,741	205,188
Total equity	200,037	198,733	197,066	199,679	206,069
Tangible common equity (1)	148,864	147,723	145,980	148,391	152,580
Common shares outstanding	4,419.6	4,511.9	4,581.3	4,711.6	4,849.1
Book value per common share (5)	$40.10	39.01	38.06	37.55	37.41
Tangible book value per common share (1)(5)	33.68	32.74	31.86	31.49	31.47
Team members (active, full-time equivalent)	262,800	262,100	258,700	261,700	264,500

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions, except per share amounts)	2019	2018	Change	2019	2018	Change
Interest income
Debt securities	$3,781	3,594	5%	$7,722	7,008	10%
Mortgage loans held for sale	195	198	(2)	347	377	(8)
Loans held for sale	20	48	(58)	44	72	(39)
Loans	11,316	10,912	4	22,670	21,491	5
Equity securities	236	221	7	446	452	(1)
Other interest income	1,438	1,042	38	2,760	1,962	41
Total interest income	16,986	16,015	6	33,989	31,362	8
Interest expense
Deposits	2,213	1,268	75	4,239	2,358	80
Short-term borrowings	646	398	62	1,242	709	75
Long-term debt	1,900	1,658	15	3,827	3,234	18
Other interest expense	132	150	(12)	275	282	(2)
Total interest expense	4,891	3,474	41	9,583	6,583	46
Net interest income	12,095	12,541	(4)	24,406	24,779	(2)
Provision for credit losses	503	452	11	1,348	643	110
Net interest income after provision for credit losses	11,592	12,089	(4)	23,058	24,136	(4)
Noninterest income
Service charges on deposit accounts	1,206	1,163	4	2,300	2,336	(2)
Trust and investment fees	3,568	3,675	(3)	6,941	7,358	(6)
Card fees	1,025	1,001	2	1,969	1,909	3
Other fees	800	846	(5)	1,570	1,646	(5)
Mortgage banking	758	770	(2)	1,466	1,704	(14)
Insurance	93	102	(9)	189	216	(13)
Net gains from trading activities	229	191	20	586	434	35
Net gains on debt securities	20	41	(51)	145	42	245
Net gains from equity securities	622	295	111	1,436	1,078	33
Lease income	424	443	(4)	867	898	(3)
Other	744	485	53	1,318	1,087	21
Total noninterest income	9,489	9,012	5	18,787	18,708	—
Noninterest expense
Salaries	4,541	4,465	2	8,966	8,828	2
Commission and incentive compensation	2,597	2,642	(2)	5,442	5,410	1
Employee benefits	1,336	1,245	7	3,274	2,843	15
Equipment	607	550	10	1,268	1,167	9
Net occupancy	719	722	—	1,436	1,435	—
Core deposit and other intangibles	27	265	(90)	55	530	(90)
FDIC and other deposit assessments	144	297	(52)	303	621	(51)
Other	3,478	3,796	(8)	6,621	8,190	(19)
Total noninterest expense	13,449	13,982	(4)	27,365	29,024	(6)
Income before income tax expense	7,632	7,119	7	14,480	13,820	5
Income tax expense	1,294	1,810	(29)	2,175	3,184	(32)
Net income before noncontrolling interests	6,338	5,309	19	12,305	10,636	16
Less: Net income from noncontrolling interests	132	123	7	239	314	(24)
Wells Fargo net income	$6,206	5,186	20	$12,066	10,322	17
Less: Preferred stock dividends and other	358	394	(9)	711	797	(11)
Wells Fargo net income applicable to common stock	$5,848	4,792	22	$11,355	9,525	19
Per share information
Earnings per common share	$1.31	0.98	34	$2.52	1.95	29
Diluted earnings per common share	1.30	0.98	33	2.50	1.94	29
Average common shares outstanding	4,469.4	4,865.8	(8)	4,510.2	4,875.7	(7)
Diluted average common shares outstanding	4,495.0	4,899.8	(8)	4,540.1	4,916.1	(8)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Interest income
Debt securities	$3,781	3,941	3,803	3,595	3,594
Mortgage loans held for sale	195	152	190	210	198
Loans held for sale	20	24	33	35	48
Loans	11,316	11,354	11,367	11,116	10,912
Equity securities	236	210	260	280	221
Other interest income	1,438	1,322	1,268	1,128	1,042
Total interest income	16,986	17,003	16,921	16,364	16,015
Interest expense
Deposits	2,213	2,026	1,765	1,499	1,268
Short-term borrowings	646	596	546	462	398
Long-term debt	1,900	1,927	1,802	1,667	1,658
Other interest expense	132	143	164	164	150
Total interest expense	4,891	4,692	4,277	3,792	3,474
Net interest income	12,095	12,311	12,644	12,572	12,541
Provision for credit losses	503	845	521	580	452
Net interest income after provision for credit losses	11,592	11,466	12,123	11,992	12,089
Noninterest income
Service charges on deposit accounts	1,206	1,094	1,176	1,204	1,163
Trust and investment fees	3,568	3,373	3,520	3,631	3,675
Card fees	1,025	944	981	1,017	1,001
Other fees	800	770	888	850	846
Mortgage banking	758	708	467	846	770
Insurance	93	96	109	104	102
Net gains from trading activities	229	357	10	158	191
Net gains on debt securities	20	125	9	57	41
Net gains from equity securities	622	814	21	416	295
Lease income	424	443	402	453	443
Other	744	574	753	633	485
Total noninterest income	9,489	9,298	8,336	9,369	9,012
Noninterest expense
Salaries	4,541	4,425	4,545	4,461	4,465
Commission and incentive compensation	2,597	2,845	2,427	2,427	2,642
Employee benefits	1,336	1,938	706	1,377	1,245
Equipment	607	661	643	634	550
Net occupancy	719	717	735	718	722
Core deposit and other intangibles	27	28	264	264	265
FDIC and other deposit assessments	144	159	153	336	297
Other	3,478	3,143	3,866	3,546	3,796
Total noninterest expense	13,449	13,916	13,339	13,763	13,982
Income before income tax expense	7,632	6,848	7,120	7,598	7,119
Income tax expense	1,294	881	966	1,512	1,810
Net income before noncontrolling interests	6,338	5,967	6,154	6,086	5,309
Less: Net income from noncontrolling interests	132	107	90	79	123
Wells Fargo net income	$6,206	5,860	6,064	6,007	5,186
Less: Preferred stock dividends and other	358	353	353	554	394
Wells Fargo net income applicable to common stock	$5,848	5,507	5,711	5,453	4,792
Per share information
Earnings per common share	$1.31	1.21	1.22	1.14	0.98
Diluted earnings per common share	1.30	1.20	1.21	1.13	0.98
Average common shares outstanding	4,469.4	4,551.5	4,665.8	4,784.0	4,865.8
Diluted average common shares outstanding	4,495.0	4,584.0	4,700.8	4,823.2	4,899.8

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2019	2018	Change	2019	2018	Change
Wells Fargo net income	$6,206	5,186	20%	$12,066	10,322	17%
Other comprehensive income (loss), before tax:
Debt securities:
Net unrealized gains (losses) arising during the period	1,709	(617)	NM	4,540	(4,060)	NM
Reclassification of net (gains) losses to net income	39	49	(20)	(42)	117	NM
Derivative and hedging activities:
Net unrealized gains (losses) arising during the period	57	(150)	NM	22	(392)	NM
Reclassification of net losses to net income	79	77	3	158	137	15
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	—	—	—	(4)	6	NM
Amortization of net actuarial loss, settlements and other to net income	33	29	14	68	61	11
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	14	(83)	NM	56	(85)	NM
Other comprehensive income (loss), before tax	1,931	(695)	NM	4,798	(4,216)	NM
Income tax benefit (expense) related to other comprehensive income	(473)	154	NM	(1,167)	1,016	NM
Other comprehensive income (loss), net of tax	1,458	(541)	NM	3,631	(3,200)	NM
Less: Other comprehensive loss from noncontrolling interests	—	(1)	(100)	—	(1)	(100)
Wells Fargo other comprehensive income (loss), net of tax	1,458	(540)	NM	3,631	(3,199)	NM
Wells Fargo comprehensive income	7,664	4,646	65	15,697	7,123	120
Comprehensive income from noncontrolling interests	132	122	8	239	313	(24)
Total comprehensive income	$7,796	4,768	64	$15,936	7,436	114
NM – Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Balance, beginning of period	$198,733	197,066	199,679	206,069	205,910
Cumulative effect from change in accounting policies (1)	—	(11)	—	—	—
Wells Fargo net income	6,206	5,860	6,064	6,007	5,186
Wells Fargo other comprehensive income (loss), net of tax	1,458	2,173	537	(1,012)	(540)
Noncontrolling interests	94	1	(38)	57	(77)
Common stock issued	399	1,139	239	156	73
Common stock repurchased (2)	(4,898)	(4,820)	(7,299)	(7,382)	(2,923)
Preferred stock redeemed (3)	—	—	—	(2,150)	—
Preferred stock released by ESOP	193	—	268	260	490
Common stock warrants repurchased/exercised	—	—	(131)	(36)	(1)
Common stock dividends	(2,015)	(2,054)	(2,016)	(2,062)	(1,900)
Preferred stock dividends	(358)	(353)	(353)	(399)	(394)
Stock incentive compensation expense	247	544	144	202	258
Net change in deferred compensation and related plans	(22)	(812)	(28)	(31)	(13)
Balance, end of period	$200,037	198,733	197,066	199,679	206,069

(1)
Effective January 1, 2019, we adopted ASU 2016-02 – Leases (Topic 842) and subsequent related Updates and ASU 2017-08 – Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities.

(2)	For the quarter ended June 30, 2018, includes $1.0 billion related to a private forward repurchase transaction that settled in third quarter 2018 for 18.8 million shares of common stock.

(3)	Represents the impact of the redemption of preferred stock, Series J, in third quarter 2018.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,
	2019			2018
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$141,045	2.33%	$819	154,846	1.75%	$676
Federal funds sold and securities purchased under resale agreements	98,130	2.44	598	80,020	1.73	344
Debt securities (3):
Trading debt securities	86,514	3.45	746	80,661	3.45	695
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	15,402	2.21	85	6,425	1.66	27
Securities of U.S. states and political subdivisions	45,769	4.02	460	47,388	3.91	464
Mortgage-backed securities:
Federal agencies	149,761	2.99	1,120	154,929	2.75	1,065
Residential and commercial	5,562	4.02	56	8,248	4.86	101
Total mortgage-backed securities	155,323	3.03	1,176	163,177	2.86	1,166
Other debt securities	45,063	4.40	494	47,009	4.33	506
Total available-for-sale debt securities	261,557	3.39	2,215	263,999	3.28	2,163
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,762	2.19	244	44,731	2.19	244
Securities of U.S. states and political subdivisions	6,958	4.06	71	6,255	4.34	68
Federal agency and other mortgage-backed securities	95,506	2.64	632	94,964	2.33	552
Other debt securities	58	3.86	—	584	4.66	7
Total held-to-maturity debt securities	147,284	2.57	947	146,534	2.38	871
Total debt securities	495,355	3.16	3,908	491,194	3.04	3,729
Mortgage loans held for sale (4)	18,464	4.22	195	18,788	4.22	198
Loans held for sale (4)	1,642	4.80	20	3,481	5.48	48
Commercial loans:
Commercial and industrial - U.S.	285,084	4.47	3,176	275,259	4.16	2,851
Commercial and industrial - Non U.S.	62,905	3.90	611	59,716	3.51	524
Real estate mortgage	121,869	4.58	1,390	123,982	4.27	1,319
Real estate construction	21,568	5.36	288	23,637	4.88	287
Lease financing	19,133	4.71	226	19,266	4.48	216
Total commercial loans	510,559	4.47	5,691	501,860	4.15	5,197
Consumer loans:
Real estate 1-4 family first mortgage	286,169	3.88	2,776	283,101	4.06	2,870
Real estate 1-4 family junior lien mortgage	32,609	5.75	468	37,249	5.32	495
Credit card	38,154	12.65	1,204	35,883	12.66	1,133
Automobile	45,179	5.23	589	48,568	5.18	628
Other revolving credit and installment	34,790	7.12	617	37,418	6.62	617
Total consumer loans	436,901	5.18	5,654	442,219	5.20	5,743
Total loans (4)	947,460	4.80	11,345	944,079	4.64	10,940
Equity securities	35,215	2.70	237	37,330	2.38	222
Other	4,693	1.76	20	5,518	1.48	21
Total earning assets	$1,742,004	3.94%	$17,142	1,735,256	3.73%	$16,178
Funding sources
Deposits:
Interest-bearing checking	$57,549	1.46%	$210	80,324	0.90%	$181
Market rate and other savings	690,677	0.59	1,009	676,668	0.26	434
Savings certificates	30,620	1.62	124	20,033	0.43	21
Other time deposits	96,887	2.61	630	82,061	2.26	465
Deposits in foreign offices	51,875	1.86	240	51,474	1.30	167
Total interest-bearing deposits	927,608	0.96	2,213	910,560	0.56	1,268
Short-term borrowings	114,754	2.26	646	103,795	1.54	398
Long-term debt	236,734	3.21	1,900	223,800	2.97	1,658
Other liabilities	24,314	2.18	132	28,202	2.12	150
Total interest-bearing liabilities	1,303,410	1.50	4,891	1,266,357	1.10	3,474
Portion of noninterest-bearing funding sources	438,594	—	—	468,899	—	—
Total funding sources	$1,742,004	1.12	4,891	1,735,256	0.80	3,474
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.82%	$12,251		2.93%	$12,704
Noninterest-earning assets
Cash and due from banks	$19,475			18,609
Goodwill	26,415			26,444
Other	112,733			104,575
Total noninterest-earning assets	$158,623			149,628
Noninterest-bearing funding sources
Deposits	$341,371			360,779
Other liabilities	56,161			51,681
Total equity	199,685			206,067
Noninterest-bearing funding sources used to fund earning assets	(438,594)			(468,899)
Net noninterest-bearing funding sources	$158,623			149,628
Total assets	$1,900,627			1,884,884

(1)
Our average prime rate was 5.50% and 4.80% for the quarters ended June 30, 2019 and 2018, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.51% and 2.34% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $156 million and $163 million for the quarters ended June 30, 2019 and 2018, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2019			2018
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$140,915	2.33%	$1,629	163,520	1.61%	$1,308
Federal funds sold and securities purchased under resale agreements	90,875	2.42	1,093	79,083	1.57	615
Debt securities (3):
Trading debt securities	87,938	3.52	1,544	79,693	3.35	1,332
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	14,740	2.18	159	6,426	1.66	53
Securities of U.S. states and political subdivisions	47,049	4.02	946	48,665	3.64	885
Mortgage-backed securities:
Federal agencies	150,623	3.04	2,293	156,690	2.73	2,141
Residential and commercial	5,772	4.17	120	8,558	4.48	192
Total mortgage-backed securities	156,395	3.09	2,413	165,248	2.82	2,333
Other debt securities	45,920	4.43	1,011	47,549	4.02	950
Total available-for-sale debt securities	264,104	3.44	4,529	267,888	3.16	4,221
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,758	2.20	487	44,727	2.20	487
Securities of U.S. states and political subdivisions	6,560	4.05	133	6,257	4.34	136
Federal agency and other mortgage-backed securities	95,753	2.69	1,288	92,888	2.35	1,093
Other debt securities	60	3.91	1	639	3.89	12
Total held-to-maturity debt securities	147,131	2.60	1,909	144,511	2.40	1,728
Total debt securities	499,173	3.20	7,982	492,092	2.96	7,281
Mortgage loans held for sale (4)	16,193	4.28	347	18,598	4.06	377
Loans held for sale (4)	1,752	5.04	44	2,750	5.28	72
Commercial loans:
Commercial and industrial - U.S.	285,827	4.47	6,345	273,658	4.00	5,435
Commercial and industrial - Non U.S.	62,863	3.90	1,215	59,964	3.37	1,003
Real estate mortgage	121,644	4.58	2,763	125,085	4.16	2,581
Real estate construction	21,999	5.40	589	24,041	4.70	561
Lease financing	19,261	4.66	450	19,266	4.89	471
Total commercial loans	511,594	4.48	11,362	502,014	4.03	10,051
Consumer loans:
Real estate 1-4 family first mortgage	285,694	3.92	5,597	283,651	4.04	5,722
Real estate 1-4 family junior lien mortgage	33,197	5.75	949	38,042	5.23	988
Credit card	38,168	12.76	2,416	36,174	12.71	2,280
Automobile	45,007	5.21	1,163	50,010	5.17	1,283
Other revolving credit and installment	35,068	7.13	1,240	37,641	6.54	1,221
Total consumer loans	437,134	5.22	11,365	445,518	5.18	11,494
Total loans (4)	948,728	4.82	22,727	947,532	4.57	21,545
Equity securities	34,154	2.63	448	38,536	2.37	455
Other	4,555	1.69	38	5,765	1.34	40
Total earning assets	$1,736,345	3.97%	$34,308	1,747,876	3.64%	$31,693
Funding sources
Deposits:
Interest-bearing checking	$56,905	1.44%	$407	74,084	0.84%	$310
Market rate and other savings	689,628	0.54	1,856	677,861	0.24	802
Savings certificates	27,940	1.46	202	20,025	0.38	38
Other time deposits	97,356	2.64	1,275	79,340	2.06	812
Deposits in foreign offices	53,649	1.88	499	73,023	1.09	396
Total interest-bearing deposits	925,478	0.92	4,239	924,333	0.51	2,358
Short-term borrowings	111,719	2.24	1,243	102,793	1.39	710
Long-term debt	234,963	3.27	3,827	224,924	2.88	3,234
Other liabilities	24,801	2.23	275	28,065	2.02	282
Total interest-bearing liabilities	1,296,961	1.49	9,584	1,280,115	1.03	6,584
Portion of noninterest-bearing funding sources	439,384	—	—	467,761	—	—
Total funding sources	$1,736,345	1.11	9,584	1,747,876	0.75	6,584
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.86%	$24,724		2.89%	$25,109
Noninterest-earning assets
Cash and due from banks	$19,544			18,730
Goodwill	26,417			26,480
Other	109,601			107,218
Total noninterest-earning assets	$155,562			152,428
Noninterest-bearing funding sources
Deposits	$340,061			359,854
Other liabilities	55,864			54,212
Total equity	199,021			206,123
Noninterest-bearing funding sources used to fund earning assets	(439,384)			(467,761)
Net noninterest-bearing funding sources	$155,562			152,428
Total assets	$1,891,907			1,900,304

(1)
Our average prime rate was 5.50% and 4.66% for first half of 2019 and 2018, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.60% and 2.13% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields and rates are based on interest income/expense amounts for the period. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $318 million and $330 million for the first half of 2019 and 2018, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Jun 30, 2019		Mar 31, 2019		Dec 31, 2018		Sep 30, 2018		Jun 30, 2018
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks	$141.0	2.33%	$140.8	2.33%	$150.1	2.18%	$148.6	1.93%	$154.8	1.75%
Federal funds sold and securities purchased under resale agreements	98.1	2.44	83.5	2.40	76.1	2.22	79.9	1.93	80.0	1.73
Debt securities (3):
Trading debt securities	86.5	3.45	89.4	3.58	90.1	3.52	84.5	3.45	80.7	3.45
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	15.4	2.21	14.1	2.14	7.2	1.80	6.4	1.65	6.4	1.66
Securities of U.S. states and political subdivisions	45.8	4.02	48.3	4.02	47.6	4.05	46.6	3.76	47.4	3.91
Mortgage-backed securities:
Federal agencies	149.8	2.99	151.5	3.10	155.3	2.91	155.5	2.77	154.9	2.75
Residential and commercial	5.6	4.02	6.0	4.31	6.7	4.87	7.3	4.68	8.2	4.86
Total mortgage-backed securities	155.4	3.03	157.5	3.14	162.0	2.99	162.8	2.86	163.1	2.86
Other debt securities	45.0	4.40	46.8	4.46	46.1	4.46	46.4	4.39	47.1	4.33
Total available-for-sale debt securities	261.6	3.39	266.7	3.48	262.9	3.41	262.2	3.26	264.0	3.28
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44.8	2.19	44.7	2.20	44.7	2.19	44.7	2.18	44.7	2.19
Securities of U.S. states and political subdivisions	7.0	4.06	6.2	4.03	6.2	4.34	6.3	4.33	6.3	4.34
Federal agency and other mortgage-backed securities	95.4	2.64	95.9	2.74	95.8	2.46	95.3	2.27	94.9	2.33
Other debt securities	0.1	3.86	0.1	3.96	0.1	3.65	0.1	5.61	0.6	4.66
Total held-to-maturity debt securities	147.3	2.57	146.9	2.63	146.8	2.46	146.4	2.33	146.5	2.38
Total debt securities	495.4	3.16	503.0	3.25	499.8	3.15	493.1	3.02	491.2	3.04
Mortgage loans held for sale	18.5	4.22	13.9	4.37	17.0	4.46	19.3	4.33	18.8	4.22
Loans held for sale	1.6	4.80	1.9	5.25	2.0	6.69	2.6	5.28	3.5	5.48
Commercial loans:
Commercial and industrial - U.S.	285.1	4.47	286.6	4.48	281.4	4.40	273.8	4.22	275.3	4.16
Commercial and industrial - Non U.S.	62.9	3.90	62.8	3.90	62.0	3.73	60.9	3.63	59.7	3.51
Real estate mortgage	121.9	4.58	121.4	4.58	120.4	4.51	121.3	4.35	124.0	4.27
Real estate construction	21.6	5.36	22.4	5.43	23.1	5.32	23.3	5.05	23.6	4.88
Lease financing	19.1	4.71	19.4	4.61	19.5	4.48	19.5	4.69	19.3	4.48
Total commercial loans	510.6	4.47	512.6	4.48	506.4	4.39	498.8	4.24	501.9	4.15
Consumer loans:
Real estate 1-4 family first mortgage	286.2	3.88	285.2	3.96	285.3	4.02	284.1	4.07	283.1	4.06
Real estate 1-4 family junior lien mortgage	32.6	5.75	33.8	5.75	34.8	5.60	35.9	5.50	37.2	5.32
Credit card	38.2	12.65	38.2	12.88	37.9	12.69	36.9	12.77	35.9	12.66
Automobile	45.2	5.23	44.8	5.19	45.5	5.16	47.0	5.20	48.6	5.18
Other revolving credit and installment	34.7	7.12	35.4	7.14	36.4	6.95	36.8	6.78	37.4	6.62
Total consumer loans	436.9	5.18	437.4	5.26	439.9	5.25	440.7	5.26	442.2	5.20
Total loans	947.5	4.80	950.0	4.84	946.3	4.79	939.5	4.72	944.1	4.64
Equity securities	35.2	2.70	33.1	2.56	37.4	2.79	37.9	2.98	37.3	2.38
Other	4.7	1.76	4.4	1.63	4.2	1.78	4.7	1.47	5.6	1.48
Total earning assets	$1,742.0	3.94%	$1,730.6	4.00%	$1,732.9	3.93%	$1,725.6	3.81%	$1,735.3	3.73%
Funding sources
Deposits:
Interest-bearing checking	$57.5	1.46%	$56.3	1.42%	$54.0	1.21%	$51.2	1.01%	$80.3	0.90%
Market rate and other savings	690.7	0.59	688.6	0.50	689.6	0.43	693.9	0.35	676.7	0.26
Savings certificates	30.6	1.62	25.2	1.26	22.0	0.87	20.6	0.62	20.0	0.43
Other time deposits	96.9	2.61	97.8	2.67	92.6	2.46	87.8	2.35	82.1	2.26
Deposits in foreign offices	51.9	1.86	55.4	1.89	56.1	1.66	53.9	1.50	51.5	1.30
Total interest-bearing deposits	927.6	0.96	923.3	0.89	914.3	0.77	907.4	0.66	910.6	0.56
Short-term borrowings	114.8	2.26	108.6	2.23	106.0	2.04	105.5	1.74	103.8	1.54
Long-term debt	236.7	3.21	233.2	3.32	226.6	3.17	220.7	3.02	223.8	2.97
Other liabilities	24.3	2.18	25.3	2.28	27.4	2.41	27.0	2.40	28.2	2.12
Total interest-bearing liabilities	1,303.4	1.50	1,290.4	1.47	1,274.3	1.34	1,260.6	1.20	1,266.4	1.10
Portion of noninterest-bearing funding sources	438.6	—	440.2	—	458.6	—	465.0	—	468.9	—
Total funding sources	$1,742.0	1.12	$1,730.6	1.09	$1,732.9	0.99	$1,725.6	0.87	$1,735.3	0.80
Net interest margin on a taxable-equivalent basis		2.82%		2.91%		2.94%		2.94%		2.93%
Noninterest-earning assets
Cash and due from banks	$19.5		19.6		19.3		18.4		18.6
Goodwill	26.4		26.4		26.4		26.4		26.4
Other	112.7		106.5		100.4		105.9		104.6
Total noninterest-earnings assets	$158.6		152.5		146.1		150.7		149.6
Noninterest-bearing funding sources
Deposits	$341.4		338.8		354.6		359.0		360.7
Other liabilities	56.1		55.6		51.7		53.9		51.7
Total equity	199.7		198.3		198.4		202.8		206.1
Noninterest-bearing funding sources used to fund earning assets	(438.6)		(440.2)		(458.6)		(465.0)		(468.9)
Net noninterest-bearing funding sources	$158.6		152.5		146.1		150.7		149.6
Total assets	$1,900.6		1,883.1		1,879.0		1,876.3		1,884.9

(1)
Our average prime rate was 5.50% for the quarter ended June 30, 2019, 5.50% for the quarter ended March 31, 2019, 5.28% for the quarter ended December 31, 2018, 5.01% for the quarter ended September 30, 2018, and 4.80% for the quarter ended June 30, 2018. The average three-month London Interbank Offered Rate (LIBOR) was 2.51%, 2.69%, 2.62%, 2.34% and 2.34% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2019	2018	Change	2019	2018	Change
Service charges on deposit accounts	$1,206	1,163	4%	$2,300	2,336	(2)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,318	2,354	(2)	4,511	4,757	(5)
Trust and investment management	795	835	(5)	1,581	1,685	(6)
Investment banking	455	486	(6)	849	916	(7)
Total trust and investment fees	3,568	3,675	(3)	6,941	7,358	(6)
Card fees	1,025	1,001	2	1,969	1,909	3
Other fees:
Lending related charges and fees (1)	349	376	(7)	696	756	(8)
Cash network fees	117	120	(3)	226	246	(8)
Commercial real estate brokerage commissions	105	109	(4)	186	194	(4)
Wire transfer and other remittance fees	121	121	—	234	237	(1)
All other fees	108	120	(10)	228	213	7
Total other fees	800	846	(5)	1,570	1,646	(5)
Mortgage banking:
Servicing income, net	277	406	(32)	641	874	(27)
Net gains on mortgage loan origination/sales activities	481	364	32	825	830	(1)
Total mortgage banking	758	770	(2)	1,466	1,704	(14)
Insurance	93	102	(9)	189	216	(13)
Net gains from trading activities	229	191	20	586	434	35
Net gains on debt securities	20	41	(51)	145	42	245
Net gains from equity securities	622	295	111	1,436	1,078	33
Lease income	424	443	(4)	867	898	(3)
Life insurance investment income	167	162	3	326	326	—
All other	577	323	79	992	761	30
Total	$9,489	9,012	5	$18,787	18,708	—

(1)	Represents combined amount of previously reported “Charges and fees on loans” and “Letters of credit fees”.

NONINTEREST EXPENSE

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2019	2018	Change	2019	2018	Change
Salaries	$4,541	4,465	2%	$8,966	8,828	2%
Commission and incentive compensation	2,597	2,642	(2)	5,442	5,410	1
Employee benefits	1,336	1,245	7	3,274	2,843	15
Equipment	607	550	10	1,268	1,167	9
Net occupancy (1)	719	722	—	1,436	1,435	—
Core deposit and other intangibles	27	265	(90)	55	530	(90)
FDIC and other deposit assessments	144	297	(52)	303	621	(51)
Outside professional services	821	881	(7)	1,499	1,702	(12)
Contract services	624	536	16	1,187	983	21
Operating losses	247	619	(60)	485	2,087	(77)
Leases (2)	311	311	—	597	631	(5)
Advertising and promotion	329	227	45	566	380	49
Outside data processing	175	164	7	342	326	5
Travel and entertainment	163	157	4	310	309	—
Postage, stationery and supplies	119	121	(2)	241	263	(8)
Telecommunications	93	88	6	184	180	2
Foreclosed assets	35	44	(20)	72	82	(12)
Insurance	25	24	4	50	50	—
All other	536	624	(14)	1,088	1,197	(9)
Total	$13,449	13,982	(4)	$27,365	29,024	(6)

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Service charges on deposit accounts	$1,206	1,094	1,176	1,204	1,163
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,318	2,193	2,345	2,334	2,354
Trust and investment management	795	786	796	835	835
Investment banking	455	394	379	462	486
Total trust and investment fees	3,568	3,373	3,520	3,631	3,675
Card fees	1,025	944	981	1,017	1,001
Other fees:
Lending related charges and fees (1)	349	347	400	370	376
Cash network fees	117	109	114	121	120
Commercial real estate brokerage commissions	105	81	145	129	109
Wire transfer and other remittance fees	121	113	120	120	121
All other fees	108	120	109	110	120
Total other fees	800	770	888	850	846
Mortgage banking:
Servicing income, net	277	364	109	390	406
Net gains on mortgage loan origination/sales activities	481	344	358	456	364
Total mortgage banking	758	708	467	846	770
Insurance	93	96	109	104	102
Net gains from trading activities	229	357	10	158	191
Net gains on debt securities	20	125	9	57	41
Net gains from equity securities	622	814	21	416	295
Lease income	424	443	402	453	443
Life insurance investment income	167	159	158	167	162
All other	577	415	595	466	323
Total	$9,489	9,298	8,336	9,369	9,012

(1)	Represents combined amount of previously reported “Charges and fees on loans” and “Letters of credit fees”.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Salaries	$4,541	4,425	4,545	4,461	4,465
Commission and incentive compensation	2,597	2,845	2,427	2,427	2,642
Employee benefits	1,336	1,938	706	1,377	1,245
Equipment	607	661	643	634	550
Net occupancy (1)	719	717	735	718	722
Core deposit and other intangibles	27	28	264	264	265
FDIC and other deposit assessments	144	159	153	336	297
Outside professional services	821	678	843	761	881
Contract services	624	563	616	593	536
Operating losses	247	238	432	605	619
Leases (2)	311	286	392	311	311
Advertising and promotion	329	237	254	223	227
Outside data processing	175	167	168	166	164
Travel and entertainment	163	147	168	141	157
Postage, stationery and supplies	119	122	132	120	121
Telecommunications	93	91	91	90	88
Foreclosed assets	35	37	47	59	44
Insurance	25	25	25	26	24
All other	536	552	698	451	624
Total	$13,449	13,916	13,339	13,763	13,982

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER DEFERRED COMPENSATION PLAN INVESTMENT RESULTS

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Net interest income	$18	13	23	14	13
Net gains (losses) from equity securities	87	345	(452)	118	37
Total revenue (losses) from deferred compensation plan investments	105	358	(429)	132	50
Employee benefits expense (1)	114	357	(428)	129	53
Income (loss) before income tax expense	$(9)	1	(1)	3	(3)

(1)	Represents change in deferred compensation plan liability.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Jun 30, 2019	Dec 31, 2018	% Change
Assets
Cash and due from banks	$20,880	23,551	(11)%
Interest-earning deposits with banks	143,547	149,736	(4)
Total cash, cash equivalents, and restricted cash	164,427	173,287	(5)
Federal funds sold and securities purchased under resale agreements	112,119	80,207	40
Debt securities:
Trading, at fair value	70,208	69,989	—
Available-for-sale, at fair value	265,983	269,912	(1)
Held-to-maturity, at cost	145,876	144,788	1
Mortgage loans held for sale	22,998	15,126	52
Loans held for sale	1,181	2,041	(42)
Loans	949,878	953,110	—
Allowance for loan losses	(9,692)	(9,775)	(1)
Net loans	940,186	943,335	—
Mortgage servicing rights:
Measured at fair value	12,096	14,649	(17)
Amortized	1,407	1,443	(2)
Premises and equipment, net	9,435	8,920	6
Goodwill	26,415	26,418	—
Derivative assets	13,162	10,770	22
Equity securities	61,537	55,148	12
Other assets	76,358	79,850	(4)
Total assets	$1,923,388	1,895,883	1
Liabilities
Noninterest-bearing deposits	$340,813	349,534	(2)
Interest-bearing deposits	947,613	936,636	1
Total deposits	1,288,426	1,286,170	—
Short-term borrowings	115,344	105,787	9
Derivative liabilities	8,399	8,499	(1)
Accrued expenses and other liabilities	69,706	69,317	1
Long-term debt	241,476	229,044	5
Total liabilities	1,723,351	1,698,817	1
Equity
Wells Fargo stockholders’ equity:
Preferred stock	23,021	23,214	(1)
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,625	60,685	—
Retained earnings	164,551	158,163	4
Cumulative other comprehensive income (loss)	(2,224)	(6,336)	(65)
Treasury stock – 1,062,220,277 shares and 900,557,866 shares	(54,775)	(47,194)	16
Unearned ESOP shares	(1,292)	(1,502)	(14)
Total Wells Fargo stockholders’ equity	199,042	196,166	1
Noncontrolling interests	995	900	11
Total equity	200,037	197,066	2
Total liabilities and equity	$1,923,388	1,895,883	1

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Assets
Cash and due from banks	$20,880	20,650	23,551	18,791	20,450
Interest-earning deposits with banks	143,547	128,318	149,736	140,732	142,999
Total cash, cash equivalents, and restricted cash	164,427	148,968	173,287	159,523	163,449
Federal funds sold and securities purchased under resale agreements	112,119	98,621	80,207	83,471	80,184
Debt securities:
Trading, at fair value	70,208	70,378	69,989	65,188	65,602
Available-for-sale, at fair value	265,983	268,099	269,912	262,964	265,687
Held-to-maturity, at cost	145,876	144,990	144,788	144,131	144,206
Mortgage loans held for sale	22,998	15,016	15,126	19,225	21,509
Loans held for sale	1,181	1,018	2,041	1,765	3,408
Loans	949,878	948,249	953,110	942,300	944,265
Allowance for loan losses	(9,692)	(9,900)	(9,775)	(10,021)	(10,193)
Net loans	940,186	938,349	943,335	932,279	934,072
Mortgage servicing rights:
Measured at fair value	12,096	13,336	14,649	15,980	15,411
Amortized	1,407	1,427	1,443	1,414	1,407
Premises and equipment, net	9,435	8,825	8,920	8,802	8,882
Goodwill	26,415	26,420	26,418	26,425	26,429
Derivative assets	13,162	11,238	10,770	11,811	11,099
Equity securities	61,537	58,440	55,148	61,755	57,505
Other assets	76,358	82,667	79,850	78,248	80,850
Total assets	$1,923,388	1,887,792	1,895,883	1,872,981	1,879,700
Liabilities
Noninterest-bearing deposits	$340,813	341,399	349,534	352,869	365,021
Interest-bearing deposits	947,613	922,614	936,636	913,725	903,843
Total deposits	1,288,426	1,264,013	1,286,170	1,266,594	1,268,864
Short-term borrowings	115,344	106,597	105,787	105,451	104,496
Derivative liabilities	8,399	7,393	8,499	8,586	8,507
Accrued expenses and other liabilities	69,706	74,717	69,317	71,348	72,480
Long-term debt	241,476	236,339	229,044	221,323	219,284
Total liabilities	1,723,351	1,689,059	1,698,817	1,673,302	1,673,631
Equity
Wells Fargo stockholders’ equity:
Preferred stock	23,021	23,214	23,214	23,482	25,737
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,625	60,409	60,685	60,738	59,644
Retained earnings	164,551	160,776	158,163	154,576	150,803
Cumulative other comprehensive income (loss)	(2,224)	(3,682)	(6,336)	(6,873)	(5,461)
Treasury stock	(54,775)	(50,519)	(47,194)	(40,538)	(32,620)
Unearned ESOP shares	(1,292)	(1,502)	(1,502)	(1,780)	(2,051)
Total Wells Fargo stockholders’ equity	199,042	197,832	196,166	198,741	205,188
Noncontrolling interests	995	901	900	938	881
Total equity	200,037	198,733	197,066	199,679	206,069
Total liabilities and equity	$1,923,388	1,887,792	1,895,883	1,872,981	1,879,700

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Trading assets
Debt securities	$70,208	70,378	69,989	65,188	65,602
Equity securities	23,327	20,933	19,449	26,138	22,978
Loans held for sale	1,118	998	1,469	1,266	1,350
Gross trading derivative assets	34,683	30,002	29,216	30,302	30,758
Netting (1)	(22,827)	(20,809)	(19,807)	(19,188)	(20,687)
Total trading derivative assets	11,856	9,193	9,409	11,114	10,071
Total trading assets	106,509	101,502	100,316	103,706	100,001
Trading liabilities
Short sales	15,955	21,586	19,720	23,992	21,765
Gross trading derivative liabilities	33,458	28,994	28,717	29,268	29,847
Netting (1)	(26,417)	(22,810)	(21,178)	(21,842)	(22,311)
Total trading derivative liabilities	7,041	6,184	7,539	7,426	7,536
Total trading liabilities	$22,996	27,770	27,259	31,418	29,301

(1)	Represents balance sheet netting for trading derivative asset and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Trading debt securities	$70,208	70,378	69,989	65,188	65,602
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	15,319	15,106	13,348	6,187	6,271
Securities of U.S. states and political subdivisions	45,095	49,700	49,264	48,216	47,559
Mortgage-backed securities:
Federal agencies	155,858	150,663	153,203	153,511	154,556
Residential and commercial	5,443	5,828	7,000	6,939	8,286
Total mortgage-backed securities	161,301	156,491	160,203	160,450	162,842
Other debt securities	44,268	46,802	47,097	48,111	49,015
Total available-for-sale debt securities	265,983	268,099	269,912	262,964	265,687
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,766	44,758	44,751	44,743	44,735
Securities of U.S. states and political subdivisions	7,948	6,163	6,286	6,293	6,300
Federal agency and other mortgage-backed securities (1)	93,105	94,009	93,685	93,020	93,016
Other debt securities	57	60	66	75	155
Total held-to-maturity debt securities	145,876	144,990	144,788	144,131	144,206
Total debt securities	$482,067	483,467	484,689	472,283	475,495

(1)	Predominantly consists of federal agency mortgage-backed securities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Held for trading at fair value:
Marketable equity securities	$23,327	20,933	19,449	26,138	22,978
Not held for trading:
Fair value:
Marketable equity securities (1)	5,379	5,135	4,513	5,705	5,273
Nonmarketable equity securities	7,244	6,518	5,594	6,479	5,876
Total equity securities at fair value	12,623	11,653	10,107	12,184	11,149
Equity method:
Low-income housing tax credit investments	11,162	10,925	10,999	10,453	10,361
Private equity	3,352	3,890	3,832	3,838	3,732
Tax-advantaged renewable energy	3,051	3,041	3,073	1,967	1,950
New market tax credit and other	294	305	311	259	262
Total equity method	17,859	18,161	18,215	16,517	16,305
Other:
Federal Reserve Bank stock and other at cost (2)	5,622	5,732	5,643	5,467	5,673
Private equity (3)	2,106	1,961	1,734	1,449	1,400
Total equity securities not held for trading	38,210	37,507	35,699	35,617	34,527
Total equity securities	$61,537	58,440	55,148	61,755	57,505

(1)
Includes $3.5 billion, $3.5 billion, $3.2 billion, $3.6 billion and $3.5 billion at June 30 and March 31, 2019, and December 31, September 30 and June 30, 2018, respectively, related to securities held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $5.6 billion, $5.7 billion, $5.6 billion, $5.4 billion and $5.6 billion at June 30 and March 31, 2019, and December 31, September 30 and June 30, 2018, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(3)	Represents nonmarketable equity securities for which we have elected to account for the security under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Commercial:
Commercial and industrial	$348,846	349,134	350,199	338,048	336,590
Real estate mortgage	123,008	122,113	121,014	120,403	123,964
Real estate construction	21,067	21,857	22,496	23,690	22,937
Lease financing	19,324	19,122	19,696	19,745	19,614
Total commercial	512,245	512,226	513,405	501,886	503,105
Consumer:
Real estate 1-4 family first mortgage	286,427	284,545	285,065	284,273	283,001
Real estate 1-4 family junior lien mortgage	32,068	33,099	34,398	35,330	36,542
Credit card	38,820	38,279	39,025	37,812	36,684
Automobile	45,664	44,913	45,069	46,075	47,632
Other revolving credit and installment	34,654	35,187	36,148	36,924	37,301
Total consumer	437,633	436,023	439,705	440,414	441,160
Total loans (1)	$949,878	948,249	953,110	942,300	944,265

(1)
Includes $1.2 billion, $3.2 billion, $5.0 billion, $6.9 billion, and $9.0 billion of purchased credit-impaired (PCI) loans at June 30 and March 31, 2019, and December 31, September 30 and June 30, 2018, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Commercial foreign loans:
Commercial and industrial	$63,296	63,158	62,564	61,696	61,732
Real estate mortgage	6,801	7,049	6,731	6,891	7,617
Real estate construction	1,287	1,138	1,011	726	542
Lease financing	1,215	1,167	1,159	1,187	1,097
Total commercial foreign loans	$72,599	72,512	71,465	70,500	70,988

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,634	1,986	1,486	1,555	1,559
Real estate mortgage	737	699	580	603	765
Real estate construction	36	36	32	44	51
Lease financing	63	76	90	96	80
Total commercial	2,470	2,797	2,188	2,298	2,455
Consumer:
Real estate 1-4 family first mortgage	2,425	3,026	3,183	3,267	3,469
Real estate 1-4 family junior lien mortgage	868	916	945	983	1,029
Automobile	115	116	130	118	119
Other revolving credit and installment	44	50	50	48	54
Total consumer	3,452	4,108	4,308	4,416	4,671
Total nonaccrual loans (1)(2)(3)	$5,922	6,905	6,496	6,714	7,126
As a percentage of total loans	0.62%	0.73	0.68	0.71	0.75
Foreclosed assets:
Government insured/guaranteed	$68	75	88	87	90
Non-government insured/guaranteed	309	361	363	435	409
Total foreclosed assets	377	436	451	522	499
Total nonperforming assets	$6,299	7,341	6,947	7,236	7,625
As a percentage of total loans	0.66%	0.77	0.73	0.77	0.81

(1)
Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale (MLHFS), loans held for sale (LHFS) and loans held at fair value of $339 million, and $360 million at September 30, and June 30, 2018, respectively.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING (1)

(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Total (excluding PCI)(2):	$7,258	7,870	8,704	8,838	9,087
Less: FHA insured/VA guaranteed (3)	6,478	6,996	7,725	7,906	8,246
Total, not government insured/guaranteed	$780	874	979	932	841
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$17	42	43	42	23
Real estate mortgage	24	20	51	56	26
Real estate construction	—	5	—	—	—
Total commercial	41	67	94	98	49
Consumer:
Real estate 1-4 family first mortgage	108	117	124	128	132
Real estate 1-4 family junior lien mortgage	27	28	32	32	33
Credit card	449	502	513	460	429
Automobile	63	68	114	108	105
Other revolving credit and installment	92	92	102	106	93
Total consumer	739	807	885	834	792
Total, not government insured/guaranteed	$780	874	979	932	841

(1)
Financial information for periods prior to December 31, 2018, has been revised to exclude MLHFS, LHFS and loans held at fair value, which reduced “Total, not government insured/guaranteed” by $1 million at September 30 and June 30, 2018, respectively.

(2)	PCI loans totaled $156 million, $243 million, $370 million, $567 million and $811 million, at June 30 and March 31, 2019, and December 31, September 30 and June 30, 2018, respectively.

(3)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2019	2018	2019	2018
Balance, beginning of period	$10,821	11,313	10,707	11,960
Provision for credit losses	503	452	1,348	643
Interest income on certain impaired loans (1)	(39)	(43)	(78)	(86)
Loan charge-offs:
Commercial:
Commercial and industrial	(205)	(134)	(381)	(298)
Real estate mortgage	(14)	(19)	(26)	(21)
Real estate construction	—	—	(1)	—
Lease financing	(12)	(20)	(23)	(37)
Total commercial	(231)	(173)	(431)	(356)
Consumer:
Real estate 1-4 family first mortgage	(27)	(55)	(70)	(96)
Real estate 1-4 family junior lien mortgage	(29)	(47)	(63)	(94)
Credit card	(437)	(404)	(874)	(809)
Automobile	(142)	(216)	(329)	(516)
Other revolving credit and installment	(167)	(164)	(329)	(344)
Total consumer	(802)	(886)	(1,665)	(1,859)
Total loan charge-offs	(1,033)	(1,059)	(2,096)	(2,215)
Loan recoveries:
Commercial:
Commercial and industrial	46	76	89	155
Real estate mortgage	10	19	16	36
Real estate construction	2	6	5	10
Lease financing	8	5	11	10
Total commercial	66	106	121	211
Consumer:
Real estate 1-4 family first mortgage	57	78	112	137
Real estate 1-4 family junior lien mortgage	48	60	91	115
Credit card	88	81	173	154
Automobile	90	103	186	195
Other revolving credit and installment	31	29	65	60
Total consumer	314	351	627	661
Total loan recoveries	380	457	748	872
Net loan charge-offs	(653)	(602)	(1,348)	(1,343)
Other	(29)	(10)	(26)	(64)
Balance, end of period	$10,603	11,110	10,603	11,110
Components:
Allowance for loan losses	$9,692	10,193	9,692	10,193
Allowance for unfunded credit commitments	911	917	911	917
Allowance for credit losses	$10,603	11,110	10,603	11,110
Net loan charge-offs (annualized) as a percentage of average total loans	0.28%	0.26	0.29	0.29
Allowance for loan losses as a percentage of total loans	1.02	1.08	1.02	1.08
Allowance for credit losses as a percentage of total loans	1.12	1.18	1.12	1.18

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Balance, beginning of quarter	$10,821	10,707	10,956	11,110	11,313
Provision for credit losses	503	845	521	580	452
Interest income on certain impaired loans (1)	(39)	(39)	(38)	(42)	(43)
Loan charge-offs:
Commercial:
Commercial and industrial	(205)	(176)	(220)	(209)	(134)
Real estate mortgage	(14)	(12)	(12)	(9)	(19)
Real estate construction	—	(1)	—	—	—
Lease financing	(12)	(11)	(18)	(15)	(20)
Total commercial	(231)	(200)	(250)	(233)	(173)
Consumer:
Real estate 1-4 family first mortgage	(27)	(43)	(38)	(45)	(55)
Real estate 1-4 family junior lien mortgage	(29)	(34)	(38)	(47)	(47)
Credit card	(437)	(437)	(414)	(376)	(404)
Automobile	(142)	(187)	(217)	(214)	(216)
Other revolving credit and installment	(167)	(162)	(180)	(161)	(164)
Total consumer	(802)	(863)	(887)	(843)	(886)
Total loan charge-offs	(1,033)	(1,063)	(1,137)	(1,076)	(1,059)
Loan recoveries:
Commercial:
Commercial and industrial	46	43	88	61	76
Real estate mortgage	10	6	24	10	19
Real estate construction	2	3	1	2	6
Lease financing	8	3	5	8	5
Total commercial	66	55	118	81	106
Consumer:
Real estate 1-4 family first mortgage	57	55	60	70	78
Real estate 1-4 family junior lien mortgage	48	43	48	56	60
Credit card	88	85	76	77	81
Automobile	90	96	84	84	103
Other revolving credit and installment	31	34	30	28	29
Total consumer	314	313	298	315	351
Total loan recoveries	380	368	416	396	457
Net loan charge-offs	(653)	(695)	(721)	(680)	(602)
Other	(29)	3	(11)	(12)	(10)
Balance, end of quarter	$10,603	10,821	10,707	10,956	11,110
Components:
Allowance for loan losses	$9,692	9,900	9,775	10,021	10,193
Allowance for unfunded credit commitments	911	921	932	935	917
Allowance for credit losses	$10,603	10,821	10,707	10,956	11,110
Net loan charge-offs (annualized) as a percentage of average total loans	0.28%	0.30	0.30	0.29	0.26
Allowance for loan losses as a percentage of:
Total loans	1.02	1.04	1.03	1.06	1.08
Nonaccrual loans	164	143	150	149	143
Nonaccrual loans and other nonperforming assets	154	135	141	138	134
Allowance for credit losses as a percentage of:
Total loans	1.12	1.14	1.12	1.16	1.18
Nonaccrual loans	179	157	165	163	156
Nonaccrual loans and other nonperforming assets	168	147	154	151	146

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Tangible book value per common share (1):
Total equity		$200,037	198,733	197,066	199,679	206,069
Adjustments:
Preferred stock		(23,021)	(23,214)	(23,214)	(23,482)	(25,737)
Additional paid-in capital on ESOP preferred stock		(78)	(95)	(95)	(105)	(116)
Unearned ESOP shares		1,292	1,502	1,502	1,780	2,051
Noncontrolling interests		(995)	(901)	(900)	(938)	(881)
Total common stockholders' equity	(A)	177,235	176,025	174,359	176,934	181,386
Adjustments:
Goodwill		(26,415)	(26,420)	(26,418)	(26,425)	(26,429)
Certain identifiable intangible assets (other than MSRs)		(493)	(522)	(559)	(826)	(1,091)
Other assets (2)		(2,251)	(2,131)	(2,187)	(2,121)	(2,160)
Applicable deferred taxes (3)		788	771	785	829	874
Tangible common equity	(B)	$148,864	147,723	145,980	148,391	152,580
Common shares outstanding	(C)	4,419.6	4,511.9	4,581.3	4,711.6	4,849.1
Book value per common share	(A)/(C)	$40.10	39.01	38.06	37.55	37.41
Tangible book value per common share	(B)/(C)	33.68	32.74	31.86	31.49	31.47

		Quarter ended					Six months ended
(in millions, except ratios)		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$5,848	5,507	5,711	5,453	4,792	11,355	9,525
Average total equity		199,685	198,349	198,442	202,826	206,067	199,021	206,123
Adjustments:
Preferred stock		(23,023)	(23,214)	(23,463)	(24,219)	(26,021)	(23,118)	(26,089)
Additional paid-in capital on ESOP preferred stock		(78)	(95)	(105)	(115)	(129)	(87)	(141)
Unearned ESOP shares		1,294	1,502	1,761	2,026	2,348	1,397	2,428
Noncontrolling interests		(939)	(899)	(910)	(892)	(919)	(919)	(958)
Average common stockholders’ equity	(B)	176,939	175,643	175,725	179,626	181,346	176,294	181,363
Adjustments:
Goodwill		(26,415)	(26,420)	(26,423)	(26,429)	(26,444)	(26,417)	(26,480)
Certain identifiable intangible assets (other than MSRs)		(505)	(543)	(693)	(958)	(1,223)	(524)	(1,355)
Other assets (2)		(2,155)	(2,159)	(2,204)	(2,083)	(2,271)	(2,157)	(2,252)
Applicable deferred taxes (3)		780	784	800	845	889	782	911
Average tangible common equity	(C)	$148,644	147,305	147,205	151,001	152,297	147,978	152,187
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	13.26	12.71	12.89	12.04	10.60	12.99	10.59
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	15.78	15.16	15.39	14.33	12.62	15.47	12.62

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Total equity		$200.0	198.7	197.1	199.7	206.1
Adjustments:
Preferred stock		(23.0)	(23.2)	(23.2)	(23.5)	(25.7)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		1.3	1.5	1.5	1.8	2.0
Noncontrolling interests		(1.0)	(0.9)	(0.9)	(0.9)	(0.9)
Total common stockholders' equity		177.2	176.0	174.4	177.0	181.4
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)		(0.5)	(0.5)	(0.6)	(0.8)	(1.1)
Other assets (2)		(2.3)	(2.1)	(2.2)	(2.1)	(2.2)
Applicable deferred taxes (3)		0.8	0.8	0.8	0.8	0.9
Investment in certain subsidiaries and other		0.4	0.3	0.4	0.4	0.4
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	149.2	148.1	146.4	148.9	153.0
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,248.2	1,243.1	1,247.2	1,250.2	1,276.3
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	12.0%	11.9	11.7	11.9	12.0

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2019, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2019, and December 31, September 30 and June 30, 2018, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s June 30, 2019, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Quarter ended June 30,
Net interest income (3)	$7,066	7,346	4,535	4,693	1,037	1,111	(543)	(609)	12,095	12,541
Provision (reversal of provision) for credit losses	479	484	28	(36)	(1)	(2)	(3)	6	503	452
Noninterest income	4,739	4,460	2,530	2,504	3,013	2,840	(793)	(792)	9,489	9,012
Noninterest expense	7,212	7,290	3,882	4,219	3,246	3,361	(891)	(888)	13,449	13,982
Income (loss) before income tax expense (benefit)	4,114	4,032	3,155	3,014	805	592	(442)	(519)	7,632	7,119
Income tax expense (benefit)	838	1,413	365	379	201	147	(110)	(129)	1,294	1,810
Net income (loss) before noncontrolling interests	3,276	2,619	2,790	2,635	604	445	(332)	(390)	6,338	5,309
Less: Net income from noncontrolling interests	129	123	1	—	2	—	—	—	132	123
Net income (loss)	$3,147	2,496	2,789	2,635	602	445	(332)	(390)	6,206	5,186

Average loans	$457.7	463.8	474.0	464.7	75.0	74.7	(59.2)	(59.1)	947.5	944.1
Average assets	1,024.8	1,034.3	852.2	826.4	83.8	84.0	(60.2)	(59.8)	1,900.6	1,884.9
Average deposits	777.6	760.6	410.4	414.0	143.5	167.1	(62.5)	(70.4)	1,269.0	1,271.3

Six months ended June 30,
Net interest income (3)	$14,314	14,541	9,069	9,225	2,138	2,223	(1,115)	(1,210)	24,406	24,779
Provision (reversal of provision) for credit losses	1,189	702	162	(56)	3	(8)	(6)	5	1,348	643
Noninterest income	9,241	9,095	5,107	5,251	5,991	5,970	(1,552)	(1,608)	18,787	18,708
Noninterest expense	14,901	15,992	7,720	8,197	6,549	6,651	(1,805)	(1,816)	27,365	29,024
Income (loss) before income tax expense (benefit)	7,465	6,942	6,294	6,335	1,577	1,550	(856)	(1,007)	14,480	13,820
Income tax expense (benefit)	1,262	2,222	734	827	393	386	(214)	(251)	2,175	3,184
Net income (loss) before noncontrolling interests	6,203	4,720	5,560	5,508	1,184	1,164	(642)	(756)	12,305	10,636
Less: Net income (loss) from noncontrolling interests	233	311	1	(2)	5	5	—	—	239	314
Net income (loss)	$5,970	4,409	5,559	5,510	1,179	1,159	(642)	(756)	12,066	10,322

Average loans	$457.9	467.1	475.2	464.9	74.7	74.3	(59.1)	(58.8)	948.7	947.5
Average assets	1,020.1	1,048.0	848.4	827.8	83.5	84.1	(60.1)	(59.6)	1,891.9	1,900.3
Average deposits	771.6	754.1	410.1	429.9	148.3	172.5	(64.5)	(72.3)	1,265.5	1,284.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
COMMUNITY BANKING
Net interest income (2)	$7,066	7,248	7,340	7,338	7,346
Provision for credit losses	479	710	534	547	484
Noninterest income	4,739	4,502	4,121	4,478	4,460
Noninterest expense	7,212	7,689	7,032	7,467	7,290
Income before income tax expense	4,114	3,351	3,895	3,802	4,032
Income tax expense	838	424	637	925	1,413
Net income before noncontrolling interests	3,276	2,927	3,258	2,877	2,619
Less: Net income from noncontrolling interests	129	104	89	61	123
Segment net income	$3,147	2,823	3,169	2,816	2,496
Average loans	$457.7	458.2	459.7	460.9	463.8
Average assets	1,024.8	1,015.4	1,015.9	1,024.9	1,034.3
Average deposits	777.6	765.6	759.4	760.9	760.6
WHOLESALE BANKING
Net interest income (2)	$4,535	4,534	4,739	4,726	4,693
Provision (reversal of provision) for credit losses	28	134	(28)	26	(36)
Noninterest income	2,530	2,577	2,187	2,578	2,504
Noninterest expense	3,882	3,838	4,025	3,935	4,219
Income before income tax expense	3,155	3,139	2,929	3,343	3,014
Income tax expense	365	369	253	475	379
Net income before noncontrolling interests	2,790	2,770	2,676	2,868	2,635
Less: Net income from noncontrolling interests	1	—	5	17	—
Segment net income	$2,789	2,770	2,671	2,851	2,635
Average loans	$474.0	476.4	470.2	462.8	464.7
Average assets	852.2	844.5	839.1	827.2	826.4
Average deposits	410.4	409.8	421.6	413.6	414.0
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,037	1,101	1,116	1,102	1,111
Provision (reversal of provision) for credit losses	(1)	4	(3)	6	(2)
Noninterest income	3,013	2,978	2,841	3,124	2,840
Noninterest expense	3,246	3,303	3,044	3,243	3,361
Income before income tax expense	805	772	916	977	592
Income tax expense	201	192	231	244	147
Net income before noncontrolling interests	604	580	685	733	445
Less: Net income (loss) from noncontrolling interests	2	3	(4)	1	—
Segment net income	$602	577	689	732	445
Average loans	$75.0	74.4	75.2	74.6	74.7
Average assets	83.8	83.2	83.6	83.8	84.0
Average deposits	143.5	153.2	155.5	159.8	167.1
OTHER (3)
Net interest income (2)	$(543)	(572)	(551)	(594)	(609)
Provision (reversal of provision) for credit losses	(3)	(3)	18	1	6
Noninterest income	(793)	(759)	(813)	(811)	(792)
Noninterest expense	(891)	(914)	(762)	(882)	(888)
Loss before income tax benefit	(442)	(414)	(620)	(524)	(519)
Income tax benefit	(110)	(104)	(155)	(132)	(129)
Net loss before noncontrolling interests	(332)	(310)	(465)	(392)	(390)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(332)	(310)	(465)	(392)	(390)
Average loans	$(59.2)	(59.0)	(58.8)	(58.8)	(59.1)
Average assets	(60.2)	(60.0)	(59.6)	(59.6)	(59.8)
Average deposits	(62.5)	(66.5)	(67.6)	(67.9)	(70.4)
CONSOLIDATED COMPANY
Net interest income (2)	$12,095	12,311	12,644	12,572	12,541
Provision for credit losses	503	845	521	580	452
Noninterest income	9,489	9,298	8,336	9,369	9,012
Noninterest expense	13,449	13,916	13,339	13,763	13,982
Income before income tax expense	7,632	6,848	7,120	7,598	7,119
Income tax expense	1,294	881	966	1,512	1,810
Net income before noncontrolling interests	6,338	5,967	6,154	6,086	5,309
Less: Net income from noncontrolling interests	132	107	90	79	123
Wells Fargo net income	$6,206	5,860	6,064	6,007	5,186
Average loans	$947.5	950.0	946.3	939.5	944.1
Average assets	1,900.6	1,883.1	1,879.0	1,876.3	1,884.9
Average deposits	1,269.0	1,262.1	1,268.9	1,266.4	1,271.3

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
MSRs measured using the fair value method:
Fair value, beginning of quarter	$13,336	14,649	15,980	15,411	15,041
Servicing from securitizations or asset transfers (1)	400	341	449	502	486
Sales and other (2)	(1)	(281)	(64)	(2)	(1)
Net additions	399	60	385	500	485
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	(1,153)	(940)	(874)	582	376
Servicing and foreclosure costs (4)	(22)	12	763	(9)	30
Discount rates (5)	(109)	100	(821)	(9)	—
Prepayment estimates and other (6)	206	(63)	(314)	(33)	(61)
Net changes in valuation model inputs or assumptions	(1,078)	(891)	(1,246)	531	345
Changes due to collection/realization of expected cash flows over time	(561)	(482)	(470)	(462)	(460)
Total changes in fair value	(1,639)	(1,373)	(1,716)	69	(115)
Fair value, end of quarter	$12,096	13,336	14,649	15,980	15,411

(1)
Includes impacts associated with exercising our right to repurchase delinquent loans from Government National Mortgage Association (GNMA) loan securitization pools. Total reported MSRs may increase upon repurchase due to servicing liabilities associated with these loans.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Amortized MSRs:
Balance, beginning of quarter	$1,427	1,443	1,414	1,407	1,411
Purchases	16	24	45	42	22
Servicing from securitizations or asset transfers	33	26	52	33	39
Amortization	(69)	(66)	(68)	(68)	(65)
Balance, end of quarter	$1,407	1,427	1,443	1,414	1,407
Fair value of amortized MSRs:
Beginning of quarter	$2,149	2,288	2,389	2,309	2,307
End of quarter	1,897	2,149	2,288	2,389	2,309

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Servicing income, net:
Servicing fees (1)		$830	841	925	890	905
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(1,078)	(891)	(1,246)	531	345
Changes due to collection/realization of expected cash flows over time		(561)	(482)	(470)	(462)	(460)
Total changes in fair value of MSRs carried at fair value		(1,639)	(1,373)	(1,716)	69	(115)
Amortization		(69)	(66)	(68)	(68)	(65)
Net derivative gains (losses) from economic hedges (3)	(B)	1,155	962	968	(501)	(319)
Total servicing income, net		$277	364	109	390	406
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$77	71	(278)	30	26

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,107	1,125	1,164	1,184	1,190
Owned loans serviced	340	331	334	337	340
Subserviced for others	5	26	4	5	4
Total residential servicing	1,452	1,482	1,502	1,526	1,534
Commercial mortgage servicing:
Serviced for others	548	552	543	529	518
Owned loans serviced	123	122	121	121	124
Subserviced for others	9	9	9	9	10
Total commercial servicing	680	683	673	659	652
Total managed servicing portfolio	$2,132	2,165	2,175	2,185	2,186
Total serviced for others	$1,655	1,677	1,707	1,713	1,708
Ratio of MSRs to related loans serviced for others	0.82%	0.88	0.94	1.02	0.98
Weighted-average note rate (mortgage loans serviced for others)	4.33	4.34	4.32	4.29	4.27

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$322	232	245	324	281
Commercial		83	47	65	75	49
Residential pipeline and unsold/repurchased loan management (1)		76	65	48	57	34
Total		$481	344	358	456	364
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$90	64	48	57	67
Refinances as a percentage of applications		44%	44	30	26	25
Wells Fargo first mortgage unclosed pipeline, at quarter end		$44	32	18	22	26
Residential real estate originations:
Purchases as a percentage of originations		68%	70	78	81	78
Refinances as a percentage of originations		32	30	22	19	22
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$26	14	16	18	21
Correspondent		27	18	21	27	28
Other (2)		—	1	1	1	1
Total quarter-to-date		$53	33	38	46	50
Held-for-sale	(B)	$33	22	28	33	37
Held-for-investment		20	11	10	13	13
Total quarter-to-date		$53	33	38	46	50
Total year-to-date		$86	33	177	139	93
Production margin on residential held-for-sale mortgage originations	(A)/(B)	0.98%	1.05	0.89	0.97	0.77

(1)	Predominantly includes the results of sales of modified GNMA loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.